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                                                                    EXHIBIT 2.3


                            AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of this 30th day of December, 1996, by and between THE ENSTAR GROUP, INC., a Delaware corporation ("Enstar-Delaware"), and THE ENSTAR GROUP, INC., a Georgia corporation ("Enstar-Georgia")(Enstar-Delaware and Enstar-Georgia being sometimes collectively referred to herein as the "Constituent Corporations").

                                  WITNESSETH:

         WHEREAS, Enstar-Delaware is a corporation organized under the laws of the State of Delaware;

         WHEREAS, Enstar-Delaware has authorized capital stock consisting of 100 shares of common stock, having a $.01 par value, of which 100 shares are issued and outstanding;

         WHEREAS, Enstar-Georgia is a corporation organized under the laws of the State of Georgia;

         WHEREAS, Enstar-Georgia has authorized capital stock consisting of 55,000,000 shares of common stock, having a $.01 par value, of which 100 shares are issued and outstanding;

         WHEREAS, Enstar-Georgia is a newly formed and wholly-owned subsidiary of Enstar-Delaware;

         WHEREAS, the laws of the State of Georgia and the State of Delaware permit a merger of the Constituent Corporations;

         WHEREAS, the Boards of Directors of Enstar-Delaware and Enstar-Georgia have determined that it is advisable and for the

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benefit of each of the Constituent Corporations and their respective shareholders that Enstar-Delaware be merged with and into Enstar-Georgia on the terms and conditions hereinafter set forth, and by resolutions duly adopted have adopted the terms and conditions of this Agreement; and directed that the proposed merger be submitted to the sole shareholder of Enstar-Delaware and the sole shareholder of Enstar-Georgia; and recommended to such sole shareholders the approval of the terms and conditions hereinafter set forth; and

         WHEREAS, the Constituent Corporations intend for the proposed merger to be treated as a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code;

         NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements, promises and covenants contained herein, it is agreed by and between the parties hereto, subject to the conditions hereinafter set forth and in accordance with the Georgia Business Corporation Code and the Delaware General Corporation Law, that Enstar-Delaware shall be and hereby is, at the "Effective Time" (as hereinafter defined), merged with and into Enstar-Georgia (with Enstar-Delaware subsequent to such merger being referred to in this Agreement as the "Merged Corporation" and Enstar-Georgia being referred to as the "Surviving Corporation") and that the terms and conditions of said merger and mode of carrying the same into effect shall be as follows:

         Section 1. Enstar-Delaware shall be merged with and into Enstar-Georgia.


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         Section 2.  The Articles of Incorporation of Enstar-Georgia, as in
effect on the Effective Time of this Agreement, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation.

         Section 3. The manner of converting the outstanding shares of the capital stock of each of the Constituent Corporations into the shares or other securities of the Surviving Corporation shall be as follows:

         (a) All of the outstanding shares of common stock of the Merged Corporation shall be converted into shares of common stock of the Surviving Corporation to be held by the sole shareholder in trust for the former shareholders of the Merged Corporation until distribution or other disposition of the shares of common stock of the Surviving Corporation pursuant to the terms of the Merged Corporation's Second Amended Plan of Reorganization dated December 5, 1991, as modified (the "Plan").

         (b) All of the outstanding shares of common stock of the Surviving Corporation held by the Merged Corporation as sole shareholder shall be cancelled.

         (c) The merger of the Constituent Corporations is intended to be treated as a reorganization pursuant to Section 368 (a)(1)(F) of the Internal Revenue Code.

         Section 4. The terms and conditions of the merger are as follows:

         (a) The Bylaws of the Surviving Corporation as they shall exist on the Effective Time of this Agreement shall be and remain





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the Bylaws of the Surviving Corporation until the same shall be altered, amended and repealed as therein provided.

         (b) The directors and officers of the Surviving Corporation shall continue in office until the next annual meeting of shareholders as provided in the Bylaws of the Surviving Corporation.

         (c) This Agreement shall be submitted for approval to the sole shareholder of Enstar-Georgia and the sole shareholder of Enstar-Delaware as provided in the Georgia Business Corporation Code and the Delaware General Corporation Law. If this Agreement is duly authorized and adopted by the sole shareholders and is not terminated and abandoned pursuant to the provisions of
Section 6 hereof, this Agreement shall be executed, and Certificates of Merger incorporating the terms of this Agreement, shall be filed and recorded in accordance with the laws of the State of Georgia and the State of Delaware as soon as practicable after the approval of the sole shareholders. The Board of Directors and the proper officers of the Constituent Corporations are authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, record any and all instruments, papers and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement or of the merger provided for herein.

         (d) This merger shall become effective as of 11:59 p.m. on December 31, 1996 (the "Effective Time").





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         (e)     Upon the Effective Time, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Merged Corporation (including, without limitation, the liabilities and obligations of the Merged Corporation pursuant to the Plan) shall be transferred to, vested in and devolve upon the Surviving Corporation without further act or deed and all property, rights, and every other interest of the Surviving Corporation and the Merged Corporation shall be as effectively the property of the Surviving Corporation as they were of the Surviving Corporation and the Merged Corporation respectively. The Merged Corporation hereby agrees from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of the Merged Corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the Merged Corporation and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Merged Corporation or otherwise to take any and all such action.

         Section 5. The Surviving Corporation may be served with process in the State of Delaware in any proceeding for enforcement





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of any obligation of Enstar-Delaware as well as for enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation Law and the Surviving Corporation does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 172 Commerce Street, 3rd Floor, Montgomery, Alabama 36104 until the Surviving Corporation shall hereafter have designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the Secretary of State of Delaware duplicate copies of such process, one of which copies the Secretary of State of Delaware shall forthwith send by registered mail to said Enstar-Georgia at the above address.

         Section 6. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by mutual consent of the Board of Directors of either of the Constituent Corporations at any time prior to the date of filing a Certificate of Merger with the Secretary of State of Delaware and a Certificate of Merger with the Secretary of State of Georgia. This Agreement may be amended by the Board of Directors of its Constituent Corporations at any time prior to the date of filing a Certificate of Merger with the Secretary of State of Delaware and





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a Certificate of Merger with the Secretary of State of Georgia, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either of the Constituent Corporations shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series of shares thereof of such Constituent Corporation, (2) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of either of the Constituent Corporations.

         IN WITNESS WHEREOF, the Constituent Corporations have each caused this Agreement to be executed, their respective corporate seals to be affixed and the foregoing attested, all by their respective duly authorized officers, as of the 30th day of December, 1996.

                                           THE ENSTAR GROUP, INC.,
ATTEST:                                    a Delaware corporation


/s/ Cheryl D. Davis                        By: /s/ Nimrod T. Frazer
---------------------------------          -----------------------------------
Cheryl D. Davis, Secretary                     Nimrod T. Frazer, President

[CORPORATE SEAL]


                                           THE ENSTAR GROUP, INC.,
ATTEST:                                    a Georgia corporation


/s/ Cheryl D. Davis                        By: /s/ Nimrod T. Frazer
---------------------------------          -----------------------------------
Cheryl D. Davis,  Secretary                    Nimrod T. Frazer, President

[CORPORATE SEAL]





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